Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-8 of our report dated September 28, 2022, relating to the consolidated financial statements of YishengBio Co., Ltd and Subsidiaries for the years ended March 31, 2022 and 2021, included in the Registrant’s prospectus filed with the Securities and Exchange Commission on June 5, 2023 (File No. 333-271221) pursuant to Rule 424(b)(3) under the Securities Act.

/s/ Wei, Wei & Co., LLP

Flushing, New York

July 7, 2023